Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-152921) of our report dated March 28, 2008 relating to the consolidated financial statements of GoFish Corporation. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Rowbotham & Company LLP

San Francisco, California
October 6, 2008